EX-99.e.1.ii

AMENDED AND RESTATED SCHEDULE I TO
THE DISTRIBUTION AGREEMENT

This Amended and Restated Schedule I, as amended May 1, 2024, to the Distribution Agreement between IVY VARIABLE INSURANCE PORTFOLIOS and Delaware Distributors, L.P. entered into as of April 30, 2021 (the “Agreement”) lists the Series and Classes for which Delaware Distributors, L.P. provides distribution services pursuant to this Agreement, along with the 12b-1 Plan rates, if applicable, for each class and the date on which the Agreement became effective for each Series.

Series Name	Class Names	Total 12b-l Plan Fee Rate (per annum of the Series’ average daily net assets represented by shares of the Class)	Portion designated as Service Fee Rate (per annum of the Series’ average daily net assets represented by shares of the Class)	Effective Date
Macquarie VIP Asset Strategy Series	Standard Class			4/30/2021
Macquarie VIP Asset Strategy Series	Service Class		0.25 of 1%	4/30/2021
Macquarie VIP Balanced Series	Service Class		0.25 of 1%	4/30/2021
Macquarie VIP Core Equity Series	Service Class		0.25 of 1%	4/30/2021
Macquarie VIP Corporate Bond Series	Service Class		0.25 of 1%	4/30/2021
Macquarie VIP Energy Series	Standard Class			4/30/2021
Macquarie VIP Energy Series	Service Class		0.25 of 1%	4/30/2021
Macquarie VIP Global Growth Series	Service Class		0.25 of 1%	4/30/2021
Macquarie VIP Growth Series	Service Class		0.25 of 1%	4/30/2021
Macquarie VIP High Income Series	Standard Class			4/30/2021
Macquarie VIP High Income Series	Service Class		0.25 of 1%	4/30/2021
Macquarie VIP International Core Equity Series	Standard Class			2/19/2024
Macquarie VIP International Core Equity Series	Service Class		0.25 of 1%	4/30/2021
Macquarie VIP Limited-Term Bond Series	Service Class		0.25 of 1%	4/30/2021
Macquarie VIP Mid Cap Growth Series	Standard Class			4/30/2021

Macquarie VIP Mid Cap Growth Series	Service Class	0.25 of 1%	4/30/2021
Macquarie VIP Natural Resources Series	Service Class	0.25 of 1%	4/30/2021
Macquarie VIP Pathfinder Aggressive Series	Service Class	0.25 of 1%	4/30/2021
Macquarie VIP Pathfinder Conservative Series	Service Class	0.25 of 1%	4/30/2021
Macquarie VIP Pathfinder Moderate Series	Service Class	0.25 of 1%	4/30/2021
Macquarie VIP Pathfinder Moderate – Managed Volatility Series	Service Class	0.25 of 1%	4/30/2021
Macquarie VIP Pathfinder Moderately Aggressive Series	Service Class	0.25 of 1%	4/30/2021
Macquarie VIP Pathfinder Moderately Aggressive – Managed Volatility Series	Service Class	0.25 of 1%	4/30/2021
Macquarie VIP Pathfinder Moderately Conservative Series	Service Class	0.25 of 1%	4/30/2021
Macquarie VIP Pathfinder Moderately Conservative – Managed Volatility Series	Service Class	0.25 of 1%	4/30/2021
Macquarie VIP Science & Technology Series	Standard Class		4/30/2021
Macquarie VIP Science & Technology Series	Service Class	0.25 of 1%	4/30/2021
Macquarie VIP Smid Cap Core Series	Service Class	0.25 of 1%	4/30/2021
Macquarie VIP Small Cap Growth Series	Standard Class		4/30/2021
Macquarie VIP Small Cap Growth Series	Service Class	0.25 of 1%	4/30/2021
Macquarie VIP Value Series	Service Class	0.25 of 1%	4/30/2021